For Immediate Release

WSI Industries Announces Earnings Release Date

March 6, 2018—Minneapolis, MN—WSI Industries, Inc. (Nasdaq: WSCI) today announced that it expects to release its fiscal 2018 second quarter and year-to-date financial results on March 19, 2018 before market open.

WSI Industries, Inc. is a leading contract manufacturer that specializes in the machining of complex, high-precision parts for a wide range of industries, including automotive, avionics and aerospace, energy, recreational powersports vehicles, small engines, bioscience and the defense markets.

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For additional information:

Michael Pudil (President & CEO) or Paul D. Sheely (CFO)

763/295-9202

The statements included herein which are not historical or current facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. There are certain important factors which could cause actual results to differ materially from those anticipated by some of the statements made herein, including the Company’s ability to retain current programs and obtain additional manufacturing programs, and other factors detailed in the Company’s filings with the Securities and Exchange Commission.